Exhibit (e)(15)
Form of
EXHIBIT A
     THIS REVISED EXHIBIT A, effective as of September 9, 2011, is EXHIBIT A to that certain Underwriting Agreement effective as of February 22, 2011 between BNY MELLON DISTRIBUTORS INC. and HIGHLAND FUNDS II (“Trust”). This revised Exhibit A is revised for the addition of certain series of the Trust and shall supersede all previous forms of this Schedule A.
PORTFOLIOS
Highland U.S. Equity Fund (f/k/a GE U.S. Equity Fund)
Highland Tax-Exempt Fund (f/k/a GE Tax-Exempt Fund)
Highland Short-Term Govt Fund (f/k/a GE Short-Term Govt Fund)
Highland Fixed Income Fund (f/k/a GE Fixed Income Fund)
Highland Global Equity Fund (f/k/a GE Global Equity Fund)
Highland International Equity Fund (f/k/a GE International Equity Fund)
Highland Premier Growth Equity Fund (f/k/a GE Growth Equity Fund)
Highland Money Market Fund II (f/k/a GE Money Market Fund)
Highland Government Securities Fund (f/k/a GE Government Securities Fund)
Highland Small-Cap Value Equity Fund (f/k/a GE Small-Cap Value Equity Fund
Highland Core Value Equity Fund (f/k/a GE Core Value Equity Fund)
Highland Total Return Fund (f/k/a GE Total Return Fund)
Highland Energy & Materials Fund
Highland Trend Following Fund
Highland Natural Resources Fund
Highland Dividend Equity Fund
Highland Alpha Trend Strategies Fund
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Revised Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

HIGHLAND FUNDS II

By:

Name:

Title:

Date:

Agreed:

BNY MELLON DISTRIBUTORS INC.

By:

Name:

Title:

Date:

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